GIBRALTAR REVISES 2024 FINANCIAL GUIDANCE
Solar industry headwinds continue to impact the Renewables business
Residential market slowdown continues in the second half of year
Third quarter 2024 results conference call to be held October 30, 2024 at 9:00 a.m. ET

Buffalo, New York, October 11, 2024 - Gibraltar Industries, Inc. (Nasdaq: ROCK), a leading manufacturer and provider of products and services for the residential, renewable energy, agtech and infrastructure markets, today announced updates to its previous net sales, GAAP EPS and Adjusted EPS guidance, reflecting primarily the impact of ongoing market headwinds in both the Renewables and Residential businesses.

Preliminary results of net sales, GAAP EPS and Adjusted EPS for the three months ended September 30, 2024 compared to 2023 and the updated guidance for 2024 compared to previously announced guidance and 2023 results are as follows:

	Three Months Ended September 30,		Twelve Months Ended December 31,
	($Millions, except EPS)		($Millions, except EPS)
	2024 Preliminary*	2023	2024 Updated Guidance*	2024 Prior Guidance	2023
Net sales	$359 - 362	$390.7	$1,310 - $1,330	$1,380 - $1,420	$1,378
Adjusted net sales	$359 - 362	$385.2	$1,310 - $1,330	$1,380 - $1,420	$1,362
GAAP EPS	$1.09 - $1.12	$1.28	$3.57 - $3.71	$4.04 - $4.29	$3.59
Adjusted EPS	$1.25 - $1.28	$1.37	$4.11 - $4.25	$4.57 - $4.82	$4.09
*2024 ranges represent preliminary estimated unaudited consolidated results

“The solar industry continues to deal with trade and regulatory uncertainties driven by the impact from the two independent AD/CVD investigations, the second of which is currently in process. With the expiration of the tariff moratorium on panels associated with the first investigation expiring on December 3, 2024, the industry is working diligently to complete panel installations where projects are permitted and ready to move forward,” said Chairman and CEO Bill Bosway. “With the second AD/CVD investigation scheduled to be finalized in the first quarter of 2025, we expect industry headwinds to improve during the first half of 2025. In addition, the Residential market, including the repair and remodel sector, remains slower than expected and this has delayed the timing and benefit of our participation gains as customers take longer to flush inventory from incumbent suppliers. As a result, we now expect our net sales to decline and to report GAAP and Adjusted EPS below last year for the third quarter. Based on the expected third quarter results and our current assessment for the fourth quarter, we are revising our 2024 guidance.”

The preliminary financial information presented in this press release reflects current expectations based solely on information available as of the date of this press release and is subject to change, and may be adjusted as a result of, among other things, the completion of the Company’s financial and operating closing procedures, customary review procedures and other developments that may occur before the completion of these procedures. Accordingly, you should not place undue reliance on these preliminary financial results, which may differ materially from actual results. See “Forward-Looking Statements” below for a discussion of certain factors that could result in differences between the preliminary estimated unaudited consolidated financial results reported in this press release and actual results.

Third Quarter 2024 Conference Call Details

Gibraltar plans to issue its third quarter 2024 results on Wednesday, October 30, 2024, and host a conference call that day starting at 9:00 a.m. ET. Interested parties may access the webcast through the Investors section of the Company’s website at www.gibraltar1.com or dial into the call at (877) 407-3088 or (201) 389-0927. For interested individuals unable to join the live conference call, a webcast replay will be available on the Company’s website for one year.

About Gibraltar
Gibraltar is a leading manufacturer and provider of products and services for the residential, renewable energy, agtech, and infrastructure markets. Gibraltar’s mission, to make life better for people and the planet, is fueled by advancing the disciplines of engineering, science, and technology. Gibraltar is innovating to reshape critical markets in comfortable living, sustainable power, and productive growing throughout North America. For more please visit www.gibraltar1.com.

Forward-Looking Statements

Certain information set forth in this news release, other than historical statements, contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are based, in whole or in part, on current expectations, estimates, forecasts, and projections about the Company’s business, and management’s beliefs about future operations, results, and financial position. These statements are not guarantees of future performance and are subject to a number of risk factors, uncertainties, and assumptions. Actual events, performance, or results could differ materially from the anticipated events, performance, or results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from current expectations include, among other things, the availability and pricing of our principal raw materials and component parts, supply chain challenges causing project delays and field operations inefficiencies and disruptions, the loss of any key customers, adverse effects of inflation, our ability to continue to improve operating margins, our ability to generate order flow and sales and increase backlog; our ability to translate our backlog into net sales, other general economic conditions and conditions in the particular markets in which we operate, changes in spending due to laws and government incentives, such as the Infrastructure Investment and Jobs Act, changes in customer demand and capital spending, competitive factors and pricing pressures, our ability to develop and launch new products in a cost-effective manner, our ability to realize synergies from newly acquired businesses, disruptions to IT systems, the impact of East and Gulf coast port strikes, the impact of trade and regulation (including the latest Department of Commerce’s solar panel anti-circumvention investigation, the bifacial exemption revocation, the Auxin Solar challenge to the Presidential waiver of tariffs, deadline to install certain modules under the waiver, and the Uyghur Forced Labor Prevention Act (UFLPA)), rebates, credits and incentives and variations in government spending and our ability to derive expected benefits from restructuring, productivity initiatives, liquidity enhancing actions, and other cost reduction actions.  Before making any investment decisions regarding our company, we strongly advise you to read the section entitled “Risk Factors” in our most recent annual report on Form 10-K which can be accessed under the “SEC Filings” link of the “Investor Info” page of our website at www.Gibraltar1.com. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law or regulation.

Adjusted Financial Measures

To supplement Gibraltar’s financial information presented on a GAAP basis, Gibraltar also presented certain adjusted financial measures in this news release, including adjusted net sales and adjusted EPS. Adjusted net sales reflects the removal of net sales associated with our Processing business, which has been liquidated and our Japan renewables business which was sold on December 1, 2023. Adjusted EPS excludes special charges consisting of restructuring costs (primarily comprised of exit activities costs and impairment of both tangible and intangible assets associated with 80/20 simplification, lean initiatives and / or discontinued products), acquisition related costs (legal and consulting fees for recent business acquisitions), and portfolio management (which represents the operating results generated by our processing business which was liquidated in 2023 and our Japan renewables business which was sold in 2023) along with other adjustments to other income below operating profit. The Company believes that the presentation of results excluding special charges provides meaningful supplemental data to investors, as well as management, that are indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods as well as comparison with other companies.

Adjustments to the most directly comparable financial measures presented on a GAAP basis are quantified in the reconciliation of adjusted financial measures provided in the supplemental financial schedules that accompany this news release. These adjusted measures should not be viewed as a substitute for the Company’s GAAP results and may be different than adjusted measures used by other companies and the Company’s presentation of non-GAAP financial measures should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items.

Reconciliations of non-GAAP measures related to full-year 2024 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations due to the high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations.

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Contact:
LHA Investor Relations
Jody Burfening/Carolyn Capaccio
(212) 838-3777
rock@lhai.com

GIBRALTAR INDUSTRIES, INC.
Reconciliation of GAAP to Adjusted Preliminary Financial Measures
(unaudited)

	Three Months Ended September 30, 2024
	Low	High
GAAP Net income per share - diluted	$1.09	$1.12
Restructuring Charges (1)	0.13	0.13
Senior Leadership Transition, Acquisition and Portfolio Management Related Costs (2)	0.03	0.03
Adjusted net income per share - diluted	$1.25	$1.28

(1) Comprised primarily of exit activities costs associated with 80/20 simplification, lean initiatives and / or discontinued operations and costs.
(2) Represents senior leadership transition costs associated with changes in leadership positions, acquisition related expenses including due diligence costs and portfolio management costs resulting from terminated or liquidated businesses.

GIBRALTAR INDUSTRIES, INC.
Reconciliation of GAAP to Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

Three Months Ended September 30, 2023
	Income before taxes	Provision for income taxes	Net income	Net income per share - diluted
As Reported in GAAP Statements	$53,813	$14,536	$39,277	$1.28
Restructuring Charges (1)	5,033	1,232	3,801	0.12
Acquisition Related Items (2)	698	175	523	0.02
Portfolio Management (3)	(1,568)	(450)	(1,118)	(0.04)
Adjusted Financial Measures Previously Reported	$57,976	$15,493	$42,483	$1.38
Portfolio Management (4)	(505)	(105)	(400)	(0.01)
Adjusted Financial Measures Recast	$57,471	$15,388	$42,083	$1.37

	Residential	Renewables	Agtech	Infrastructure	Corporate	Consolidated
Operating Margin	18.5%	12.1%	6.7%	25.6%	n/a	13.6%
Restructuring Charges (1)	0.3%	4.2%	—%	—%	n/a	1.3%
Acquisition Related Items (2)	—%	0.4%	—%	—%	n/a	0.2%
Portfolio Management (3)	—%	—%	(1.3)%	—%	n/a	(0.1)%
Adjusted Operating Margin Previously Reported	18.8%	16.7%	5.6%	25.6%	n/a	15.0%
Portfolio Management (4)	—%	0.2%	—%	—%	n/a	0.1%
Adjusted Operating Margin Recast	18.8%	16.9%	5.6%	25.6%	n/a	15.1%

Income from Operations	$42,158	$12,907	$2,136	$6,386	$(10,397)	$53,190
Restructuring Charges (1)	676	4,385	5	—	(33)	5,033
Acquisition Related Items (2)	12	457	—	—	229	698
Portfolio Management (3)	—	—	(399)	—	72	(327)
Adjusted Income from Operations Previously Reported	$42,846	$17,749	$1,742	$6,386	$(10,129)	$58,594
Portfolio Management (4)	—	(603)	—	—	—	(603)
Adjusted Income from Operations Recast	$42,846	$17,146	$1,742	$6,386	$(10,129)	$57,991

Net Sales	$227,747	$106,362	$31,666	$24,969	$—	$390,744
Portfolio Management (3)	—	—	(780)	—	—	(780)
Adjusted Net Sales Previously Reported	$227,747	$106,362	$30,886	$24,969	$—	$389,964
Portfolio Management (4)	—	(4,760)	—	—	—	(4,760)
Adjusted Net Sales Recast	$227,747	$101,602	$30,886	$24,969	$—	$385,204

(1) Comprised primarily of exit activities costs and impairments of assets associated with 80/20 simplification, lean initiatives and / or discontinued operations and costs associated with new and / or terminated senior leadership positions.
(2) Comprised primarily of consulting and legal fees for the acquisition and integration of recent business combinations.
(3) Represents the results generated by the Company's processing business liquidated in 2023.
(4) Represents the results generated by the Company's Japan renewables business sold in 2023.

GIBRALTAR INDUSTRIES, INC.
Reconciliation of GAAP to Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

Twelve Month Ended December 31, 2023
	Income before taxes	Provision for income taxes	Net income	Net income per share - diluted
As Reported in GAAP Statements	$148,992	$38,459	$110,533	$3.59
Restructuring Charges (1)	18,072	4,583	13,489	0.43
Portfolio Management & Acquisition Related Items (2)	3,900	1,382	2,518	0.09
Adjusted Financial Measures Previously Reported	$170,964	$44,424	$126,540	$4.11
Portfolio Management (3)	(1,069)	(322)	(747)	(0.02)
Adjusted Financial Measures Recast	$169,895	$44,102	$125,793	$4.09

	Residential	Renewables	Agtech	Infrastructure	Corporate	Consolidated
Operating Margin	17.6%	9.1%	(0.6)%	21.2%	n/a	10.9%
Restructuring Charges (1)	0.6%	2.8%	2.7%	—%	n/a	1.3%
Portfolio Management & Acquisition Related Items (2)	—%	0.3%	2.8%	—%	n/a	0.4%
Adjusted Operating Margin Previously Reported	18.2%	12.3%	5.1%	21.2%	n/a	12.7%
Portfolio Management (3)	—%	—%	—%	—%	n/a	—%
Adjusted Operating Margin Recast	18.2%	12.3%	5.1%	21.2%	n/a	12.7%

Income from Operations	$143,068	$30,160	$(928)	$18,529	$(40,100)	$150,729
Restructuring Charges (1)	4,811	9,394	3,918	—	(51)	18,072
Portfolio Management & Acquisition Related Items (2)	12	968	4,156	—	389	5,525
Adjusted Income from Operations Previously Reported	$147,891	$40,522	$7,146	$18,529	$(39,762)	$174,326
Portfolio Management (3)	—	(1,252)	—	—	—	(1,252)
Adjusted Income from Operations Recast	$147,891	$39,270	$7,146	$18,529	$(39,762)	$173,074

Net Sales	$814,803	$330,738	$144,967	$87,228	$—	$1,377,736
Portfolio Management (4)	—	—	(4,059)	—	—	(4,059)
Adjusted Net Sales Previously Reported	$814,803	$330,738	$140,908	$87,228	$—	$1,373,677
Portfolio Management (3)	—	(11,724)	—	—	—	(11,724)
Adjusted Net Sales Recast	$814,803	$319,014	$140,908	$87,228	$—	$1,361,953

(1) Comprised primarily of exit activities costs and impairments of assets associated with 80/20 simplification, lean initiatives and / or discontinued operations and costs associated with new and / or terminated senior leadership positions.
(2) Comprised primarily of consulting and legal fees for the acquisition and integration of recent business combinations, along with the results generated by the Company's processing business liquidated in 2023.
(3) Represents the results generated by the Company's Japan renewables business sold in 2023.
(4) Represents the net sales generated by the Company's processing business liquidated in 2023.